Exhibit 99.3

ALTRIA ANNOUNCES STRATEGIC PARTNERSHIP WITH
JT GROUP AND EXPANDED HEATED TOBACCO PORTFOLIO

▪Altria and JT Group to pursue a global smoke-free partnership to accelerate harm reduction.
▪Altria and JT Group announce joint venture for the U.S. marketing and commercialization of heated tobacco stick products.
▪Altria provides update on wholly owned heated tobacco product pipeline.

RICHMOND, Va. - October 27, 2022 - Altria Group, Inc. (NYSE:MO) today announces a strategic partnership with JT Group (JT) and our expanded heated tobacco portfolio. Our portfolio consists of a joint venture (JV) with a subsidiary of JT for the U.S. marketing and commercialization of heated tobacco stick (HTS) products and our expanded pipeline of wholly owned products.
“We are excited to begin a new partnership with JT Group, a leading international tobacco company,” said Billy Gifford, Altria’s Chief Executive Officer. “We believe this relationship can accelerate harm reduction for adult smokers across the globe.”
“We believe Moving Beyond Smoking in the U.S. requires multiple FDA-authorized products within each smoke-free category to appeal to a diverse range of adult smokers. We believe that our joint venture and pipeline of heated tobacco products position us well to increase adoption of smoke-free products.”

Global Smoke-Free Partnership with JT
Altria and JT announce the execution of a non-binding memorandum of understanding, setting forth the strong commitment of both parties toward a greater partnership to accelerate global harm reduction. Through this partnership, we believe we can accelerate global harm reduction by collaborating on product development and the global commercialization of smoke-free products. We believe this potential collaboration could bring significant value to our respective businesses.

Heated Tobacco Pipeline
The heated tobacco category remains largely undeveloped in the U.S. and our extensive U.S. adult smoker research indicates that heated tobacco products can appeal to adult smokers who are seeking satisfying smoke-free products that contain real tobacco. We believe that certain adult smokers will prefer the familiar tactile and sensorial experience of a HTS product. We also believe that other adult smokers interested in heated tobacco will prefer a product format that is different from traditional cigarettes, such as a heated tobacco capsule (HTC) product. As a result of our research, our expanded U.S. heated tobacco portfolio includes a pipeline of differentiated product platforms, including both HTS and HTC formats.
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Heated Tobacco Stick JV with JT
•PM USA has entered into a JV with a subsidiary of JT, Japan Tobacco International (JTI), for the U.S. marketing and commercialization of HTS products. HTS products are defined in the JV as products that include both (i) a tobacco heating device intended to heat the consumable without combusting and (ii) a consumable that meets the definition of a cigarette under the U.S. Federal Cigarette Labeling and Advertising Act.
•JT is a leading international tobacco company and currently sells Ploom HTS products in four countries. JT launched its most recent HTS device, Ploom X, in Japan last year and since its introduction, JT has doubled its share of the Japanese HTS segment.
•The JV is structured to exist in perpetuity and establishes Horizon Innovations LLC (Horizon), which is responsible for the U.S. commercialization of current and future HTS products owned by either party.
•Financial Terms
◦PM USA holds a 75% economic interest in Horizon, with JTI having a 25% economic interest.
◦PM USA is responsible for making an initial $150 million in capital contributions to Horizon as charges are incurred; capital contributions made to Horizon after the initial $150 million will be split according to economic ownership.
◦We expect to account for Horizon within our “All Other” financial reporting category.
•Commercialization Agreement
◦The parties expect to combine their scientific and regulatory expertise to jointly prepare U.S. Food and Drug Administration (FDA) filings for the latest version of Ploom HTS products, which are not currently commercialized. The parties currently expect to submit pre-market tobacco product applications (PMTA) for these products in the first half of 2025.
▪Upon PMTA authorizations, Horizon will become the exclusive entity through which the parties market and commercialize HTS products in the U.S.
•Given that we agreed to assign our U.S. commercialization rights to the IQOS Tobacco Heating System® to Philip Morris International Inc. in April 2024, we do not expect to have U.S. commercialization rights to the IQOS products when Horizon’s exclusivity requirements go into effect.
▪JTI will supply the Ploom HTS devices and PM USA will manufacture the Marlboro HTS consumables for U.S. commercialization.
▪Horizon will use our leading sales and distribution network, which services over 200,000 U.S. retail stores.
▪The parties have agreed to commercialization milestones for Horizon, which include distribution requirements and minimum levels of cumulative marketing investment.
◦The parties will both maintain independent ownership of their respective intellectual property (IP), including any IP acquired that supports the development of future HTS products.

Wholly Owned Heated Tobacco Product Pipeline
•Our wholly owned pipeline of heated tobacco products and related IP include HTC product formats and new-to-market technologies. We believe HTC products can appeal to U.S. adult smokers who are open to novel smoke-free products but have not yet found a satisfying alternative to cigarettes. This audience includes the millions of U.S. adult smokers who tried, but ultimately rejected, e-vapor products.
•We expect to finalize the design of our HTC platform 1 technology (HTC1) by the end of this year and then begin regulatory preparations for a PMTA submission to the FDA by the end of 2024.
•We also expect to partner with JT to launch the HTC1 technology in an international test market in late 2024 or early 2025 using JT’s sales and distribution network.

Financial Advisor and Legal Counsel
We were advised by Perella Weinberg Partners L.P. as financial advisor and Wachtell, Lipton, Rosen & Katz as legal counsel.

Altria’s Profile
We have a leading portfolio of tobacco products for U.S. tobacco consumers age 21+. Our Vision by 2030 is to responsibly lead the transition of adult smokers to a smoke-free future (Vision). We are Moving Beyond Smoking™, leading the way in moving adult smokers away from cigarettes by taking action to transition millions to potentially less harmful choices - believing it is a substantial opportunity for adult tobacco consumers, our businesses and society.
Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, and Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches.
Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products and, through a separate agreement, we have the exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® and Marlboro HeatSticks® through April 2024.
Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company, and JUUL Labs, Inc. (JUUL), a U.S. based e-vapor company.
The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Trademarks and service marks related to Altria referenced in this release are the property of Altria or our subsidiaries or are used with permission.
Learn more about Altria at www.altria.com and follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains certain forward-looking statements with respect to our pipeline of wholly owned products and the JV with JT for the marketing and commercialization of heated tobacco stick products in the U.S., which are subject to various risks and uncertainties. Such forward looking statements relate to, among other things, the expected timing of finalization of the HTC1 heated tobacco platform, the expected timing of a HTC1 technology international test launch, the perpetual nature of the JV, the preferences of U.S. adult smokers, the appeal of HTS and HTC products to U.S. adult smokers, and the future partnership between Altria and JT and its potential to accelerate global harm reduction, transition adult smokers away from cigarettes and bring significant value to their respective businesses. Factors that may cause actual results to differ include receipt of regulatory authorizations, risks relating to our ability to realize the expected benefits of the transactions and future partnerships in the expected manner or timeframe, if at all, prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties or their plans for future collaboration and partnerships, changes in market and other conditions resulting in unanticipated delays in the design and development of future products or the commencement of test launches, the outcome of any legal proceedings or investigations that may be instituted against the parties or others related to the transaction, changes in the preferences of U.S. adult tobacco consumers, significant changes in price, availability or quality of raw materials or component parts, including as a result of changes in macroeconomic, climate and geopolitical conditions, the failure to meet commercialization milestones, the ability of Altria and JT to enter into future partnerships (including with respect to a HTC1 international market test) on terms acceptable to both parties and in the expected manner or timeframe, if at all, and the risk of an extended disruption at a facility of, or of service by, a supplier, distributor or distribution chain service provider of our subsidiaries or of JT. Other risk factors are detailed from time to time in our quarterly reports on Form 10-Q and most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this release.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, VP, Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	804-484-8222	804-484-8897

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